UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: October 20, 2005

(Date of Earliest Event Reported)

GEMSTAR-TV GUIDE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-24218	95-4782077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6922 Hollywood Boulevard

12th Floor

Los Angeles, California 90028

(Address of principal executive offices) (Zip Code)

(323) 817-4600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Amendments to Non-Employee Director Compensation Policy

On October 20, 2005, the Board of Directors of Gemstar-TV Guide International, Inc. approved the following increases in compensation payable to non-employee members of the Board: (1) the annual retainer paid to each Non-Employee Director will be increased from $30,000 to $35,000; (2) the fee paid to Non-Employee Directors for each Board meeting attended will be increased from $1,000 to $1,500; (3) the annual equity awards made to each Non-Employee Director will be increased from restricted stock units equal to $40,000 to restricted stock units equal to $60,000. Following the elimination of the Company’s staggered board structure, the vesting term for future restricted stock unit awards was reduced from three years to one year. The Board of Directors eliminated acceleration of vesting of future restricted stock unit awards upon a director’s retirement. The foregoing changes are effective January 1, 2006.

The above description is qualified in its entirety by reference to the Company’s amended and restated Non-Employee Director Compensation Policy and amended form of Stock Unit Agreement attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit Number	Description

10.1	Gemstar-TV Guide International, Inc. Non-Employee Director Compensation Policy, as amended and restated on October 20, 2005.

10.2	Form of Stock Unit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEMSTAR-TV GUIDE INTERNATIONAL, INC.

By:	/s/ Stephen H. Kay
Stephen H. Kay Executive Vice President, General Counsel and Secretary

Date: October 26, 2005

EXHIBIT INDEX

Exhibit Number	Description

10.1	Gemstar-TV Guide International, Inc. Non-Employee Director Compensation Policy, as amended and restated on October 20, 2005.

10.2	Form of Stock Unit Agreement.